EXHIBIT 10.1

[GRAPHIC APPEARS HERE]

Corporate Banking (Scotland)

4th Floor

New Uberior House

11 Earl Gray Street,

Edinburgh

EH3 9BN

Strictly Private & Confidential	Telephone: Direct Line: 0131-659-0717
Vernon Brannon, Senior Vice President	Switchboard: 0131-442-7777
HLM Design Inc.	Fax: 0131-659-0760
Suite 2950 121 West Trade Street Charlotte, NC 28202-5399 USA	Email: chris_solfey@bankofscotland.co.uk Our Ref: CORP/CS Your Ref:

17 MARCH 2003

Dear Vernon,

Re: Term Loan dated 15th February 2002 (“the Term Loan”) between G A Design International (Holdings) Limited (“Borrower” ) and Bank of Scotland (“BoS”)

With reference to schedule 4 (Financial Covenants) of the Term Loan agreement. The purpose of this letter is to confirm that BoS is in the process of reviewing the current suite of covenants prior to 30th April 2003, and in the meantime, BoS will waive the Borrowers obligation to comply with the Gearing (clause 1.1), Trade Debtor Cover (1.2) and Consolidated Interest Cover (1.6) covenant tests, as at 31st January 2003.

This waiver is for a period of one year and a day and only applies to the financial covenants and test date noted above.

All other rights are reserved under the facility letter as noted above.

I trust that this is in order.

Kind regards

Yours sincerely

/s/ ANDREW SHANKLAND
Andrew Shankland
Associate Director of Corporate Banking